UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2014

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
LNG Sale and Purchase Agreement
On April 7, 2014, Cheniere Energy, Inc. ("CEI") issued a press release announcing the signing of an LNG Sale and Purchase Agreement ("SPA") between Corpus Christi Liquefaction, LLC, a subsidiary of CEI ("CCLNG"), and Endesa S.A. ("Endesa").
Under the SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•
Commencing on the date of first commercial delivery of LNG from the first liquefaction train at the CCLNG facility (as determined in accordance with the SPA), CCLNG will sell and make available for delivery, and Endesa will take and pay for, cargoes of liquefied natural gas ("LNG") with an annual contract quantity of 39,107,500 MMBtu (equivalent to approximately 0.75 million tonnes per annum ("mtpa")).

•
Endesa will pay CCLNG a contract sales price for each MMBtu of LNG delivered under the SPA. The contract sales price will be equal to $3.50 plus 115% of the final settlement price for the New York Mercantile Exchange Henry Hub natural gas futures contract for the month in which the relevant cargo is scheduled. 14% of the fixed portion of the contract sales price will be subject to an annual adjustment for inflation.

•
Endesa will have the right to suspend delivery of any or all cargoes of LNG scheduled in a month by a timely advance notice, in which case Endesa will continue to be obligated to pay the fixed portion of the contract sales price with respect to the quantity of LNG suspended but will forfeit its right to receive the suspended quantity. Endesa will have the right to resume delivery of cargoes of LNG by a timely advance notice.

•
The SPA will have a 20-year term, commencing on the date of first commercial delivery of LNG from the first liquefaction train (as determined in accordance with the SPA). Endesa will have the right to extend the 20-year term for an additional period of up to 10 years.

•	The obligations of CCLNG to proceed with the first liquefaction train under the SPA will become effective when the following conditions have been satisfied or waived:

◦	CCLNG has received all regulatory approvals required for construction and operation of the first liquefaction train and related facilities in San Patricio county, Texas;

◦	CCLNG has secured the necessary financing arrangements to construct and operate its first liquefaction train and related facilities;

◦	CCLNG has taken a positive final investment decision to proceed with construction of its first liquefaction train and related facilities;

◦	Specified regulatory authorizations are in effect permitting CCLNG or an affiliate to export LNG from the United States; and

◦	CCLNG has issued an unconditional notice to proceed with the construction of the first liquefaction train.

•
CCLNG will designate the date for the first commercial delivery of LNG from the first liquefaction train within the 180-day period commencing 48 months after the date the preceding conditions have been satisfied or waived.

Endesa would have the right to terminate the SPA if CCLNG declared an event of force majeure (as defined and provided in the SPA) one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in a 50 percent or greater reduction in the annual contract quantity of LNG available to Endesa during that period. Endesa would also have the right to terminate the SPA if, among other things, CCLNG failed to make available to Endesa 50 percent or greater of the cargoes scheduled in any 12-month period, or the first liquefaction train had not commenced commercial operations at the CCLNG facility within 180 days after the date designated for the first commercial delivery.
CCLNG would have the right to terminate the SPA if: (i) Endesa declared an event of force majeure one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in Endesa being prevented from taking 50 percent or more of the annual contract quantity of LNG during that period; (ii) Endesa failed to take 50 percent or greater of the cargoes scheduled in any 12-month period; (iii) any guaranty required to be delivered by Endesa under the SPA was not delivered as required by the SPA; (iv) Endesa or its guarantor failed to satisfy certain credit rating requirements; (v) any guarantor was not an affiliate of Endesa or a financial institution; (vi) Endesa or its guarantor failed to execute certain agreements with financial lenders; (vii) Endesa failed to comply with applicable trade laws; or (viii) Endesa violated provisions of the SPA restricting how LNG purchased under the SPA may be used.
Either party would have the right to terminate the SPA if: (i) a bankruptcy event (as defined in the SPA) occurred with respect to the other party; (ii) the other party failed to pay amounts due under the SPA in excess of US$30 million; (iii) the other party’s business practices caused it to violate certain applicable laws; or (iv) the conditions to the commencement of the 20-year term specified in the SPA were not satisfied or waived by June 30, 2015, or a later date if so agreed by Endesa and CCLNG.
Under the SPA, CCLNG and Endesa will be responsible for their respective taxes, and each may assign the SPA as provided in the SPA.
The descriptions of material terms of the SPA set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Assignment of Endesa Generaciõn LNG Sale and Purchase Agreement
On April 7, 2014, the previously announced LNG Sale and Purchase Agreement between CCLNG and Endesa Generaciõn, S.A. for approximately 1.5 mtpa of LNG was amended and assigned to Endesa S.A.
Item 7.01    Regulation FD Disclosure.
A copy of the press release relating to the SPA is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on CEI’s website is not incorporated herein by reference.
The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 9.01    Financial Statements and Exhibits.
d) Exhibits

Exhibit
Number	Description

10.1*	LNG Sale and Purchase Agreement (FOB), dated April 7, 2014, between Corpus Christi Liquefaction, LLC(Seller) and Endesa S.A. (Buyer).

99.1**	Press Release, dated April 7, 2014

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: April 7, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	LNG Sale and Purchase Agreement (FOB), dated April 7, 2014, between Corpus Christi Liquefaction, LLC(Seller) and Endesa S.A. (Buyer).

99.1**	Press Release, dated April 7, 2014

* Filed herewith.
** Furnished herewith.